Exhibit 4(a)15
Execution Version

GLOBAL ASSIGNMENT AND ASSUMPTION
This Global Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and each Assignee identified in item 2 below (each, an “Assignee”). It is understood and agreed that the rights and obligations of each Assignee hereunder are several and not joint. Capitalized terms used but not defined herein shall have the meanings given to them in each applicable Credit Agreement identified below (each, as further amended, a “Credit Agreement” and collectively, the “Credit Agreements”), receipt of copies of which is hereby acknowledged by each Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to each respective Assignee, and each Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and each Credit Agreement, as of the Effective Date inserted by the Administrative Agent (or its counsel) as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under each Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, and guarantees included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender against any Person, whether known or unknown, arising under or in connection with each Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to any Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as an “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
For purposes of the extensions of the Credit Agreements to be effective as of the date hereof, each of the Assignor, each Assignee and the undersigned consenting parties confirms the Assignor is a Non-Extending Lender (as defined in each Credit Agreement) and each Assignee is an Additional Commitment Lender (as defined in each Credit Agreement) to the extent of its Assigned Interests hereunder.
1.    Assignor:    Goldman Sachs Bank USA
2.    Assignees:    The Toronto-Dominion Bank, New York Branch

        Barclays Bank PLC

        Royal Bank of Canada

3.    Borrowers:    Entergy Corporation
        Entergy Louisiana, LLC
        Entergy Arkansas, LLC
        Entergy Texas, Inc.
        Entergy Mississippi, LLC
4.    Administrative Agent:    Citibank, N.A., as the administrative agent under each Credit Agreement
5.    Credit Agreements:    $3,000,000,000 Fourth Amended and Restated Credit Agreement, dated as of June 11, 2024, among Entergy Corporation, the Lenders party thereto, Citibank, N.A., as Administrative Agent, and the LC Issuing Banks parties thereto (the “ETR Credit Agreement”)
        $400,000,000 Fourth Amended and Restated Credit Agreement, dated as of June 11, 2024, among Entergy Louisiana, LLC, the Lenders party thereto, Citibank, N.A., as Administrative Agent, and the LC Issuing Banks parties thereto (the “ELL Credit Agreement”)
        $300,000,000 Fourth Amended and Restated Credit Agreement, dated as of June 11, 2024, among Entergy Arkansas, LLC, the Lenders party thereto, Citibank, N.A., as Administrative Agent, and the LC Issuing Banks parties thereto (the “EAL Credit Agreement”)
        $300,000,000 Fourth Amended and Restated Credit Agreement, dated as of June 11, 2024, among Entergy Texas, Inc., the Lenders party thereto, Citibank, N.A., as Administrative Agent, and the LC Issuing Banks parties thereto (the “ETI Credit Agreement”)
        $300,000,000 First Amended and Restated Credit Agreement, dated as of June 11, 2024, among Entergy Mississippi, LLC, the Lenders party thereto, Citibank, N.A., as Administrative Agent, and the LC Issuing Banks parties thereto (the “EML Credit Agreement”)
6.    Assigned Interests:

Assignor	Assignees	Applicable Credit Agreement	Facility Assigned	Aggregate Amount of Commitment/Advances for all Lenders	Amount of Commitment/ Advances Assigned	Percentage Assigned of Commitment/ Advances	CUSIP Number
Goldman Sachs Bank USA	The Toronto-Dominion Bank, New York Branch	ETR Credit Agreement	Senior unsecured revolving credit commitments	$3,000,000,000	$96,718,192.64	3.22394%	29364VAP5

Goldman Sachs Bank USA	Barclays Bank PLC	ETR Credit Agreement	Senior unsecured revolving credit commitments	$3,000,000,000	$44,904,875.16	1.49683%	29364VAP5
Goldman Sachs Bank USA	Royal Bank of Canada	ETR Credit Agreement	Senior unsecured revolving credit commitments	$3,000,000,000	$34,542,211.64	1.15141%	29364VAP5
Goldman Sachs Bank USA	The Toronto-Dominion Bank, New York Branch	ELL Credit Agreement	Senior unsecured revolving credit commitments	$400,000,000	$13,317,479.19	3.32937%	29365CAL5
Goldman Sachs Bank USA	Barclays Bank PLC	ELL Credit Agreement	Senior unsecured revolving credit commitments	$400,000,000	$6,183,115.34	1.54578%	29365CAL5
Goldman Sachs Bank USA	Royal Bank of Canada	ELL Credit Agreement	Senior unsecured revolving credit commitment	$400,000,000	$4,756,242.57	1.18906%	29365CAL5
Goldman Sachs Bank USA	The Toronto-Dominion Bank, New York Branch	EAL Credit Agreement	Senior unsecured revolving credit commitments	$300,000,000	$9,988,109.39	3.32937%	29366PAD3
Goldman Sachs Bank USA	Barclays Bank PLC	EAL Credit Agreement	Senior unsecured revolving credit commitments	$300,000,000	$4,637,336.50	1.54578%	29366PAD3
Goldman Sachs Bank USA	Royal Bank of Canada	EAL Credit Agreement	Senior unsecured revolving credit commitments	$300,000,000	$3,567,181.93	1.18906%	29366PAD3
Goldman Sachs Bank USA	The Toronto-Dominion Bank, New York Branch	ETI Credit Agreement	Senior unsecured revolving credit commitments	$300,000,000	$9,988,109.39	3.32937%	29365UAK7
Goldman Sachs Bank USA	Barclays Bank PLC	ETI Credit Agreement	Senior unsecured revolving credit commitments	$300,000,000	$4,637,336.50	1.54578%	29365UAK7
Goldman Sachs Bank USA	Royal Bank of Canada	ETI Credit Agreement	Senior unsecured revolving credit commitments	$300,000,000	$3,567,181.93	1.18906%	29365UAK7
Goldman Sachs Bank USA	The Toronto-Dominion Bank, New York Branch	EML Credit Agreement	Senior unsecured revolving credit commitments	$300,000,000	$9,988,109.39	3.32937%	29366XAD6

Goldman Sachs Bank USA	Barclays Bank PLC	EML Credit Agreement	Senior unsecured revolving credit commitments	$300,000,000	$4,637,336.50	1.54578%	29366XAD6
Goldman Sachs Bank USA	Royal Bank of Canada	EML Credit Agreement	Senior unsecured revolving credit commitments	$300,000,000	$3,567,181.93	1.18906%	29366XAD6

[Signature pages follow]

Execution Version

Effective Date: June 27, 2025
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
GOLDMAN SACHS BANK USA

By:/s/ Andrew Vernon
Name: Andrew Vernon
Title: Authorized Signatory

ASSIGNEES
THE TORONTO-DOMINION BANK, NEW YORK BRANCH

By: /s/ Paul Yoon
Name: Paul Yoon
Title: Director
BARCLAYS BANK PLC

By: /s/ Sydney G. Dennis
Name: Sydney G. Dennis
Title: Director

ROYAL BANK OF CANADA

By: /s/ Emilee Scott
Name: Emilee Scott
Title: Authorized Signatory

Global Assignment and Assumption Agreement
Signature Page

Consented to and Accepted for each Assigned Interest under each Credit Agreement:
CITIBANK, N.A., as Administrative Agent under each Credit Agreement and an LC Issuing Bank under the ETR Credit Agreement

By: /s/ Richard Rivera
Name: Richard Rivera
Title: Vice President
Global Assignment and Assumption Agreement
Signature Page

Consented to for each Assigned Interest under each Credit Agreement identified with respect to the undersigned:

MUFG BANK. LTD., as an LC Issuing Bank under the ETR Credit Agreement

By: /s/ Matthew Bly
Name: Matthew Bly
Title: Director

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as an LC Issuing Bank under the ELL Credit Agreement

By: /s/ Whitney Shellenberg
Name: Whitney Shellenberg
Title: Executive Director

BNP PARIBAS, as an LC Issuing Bank under the ELL Credit Agreement and the ETI Credit Agreement

By: /s/ Francis Delaney
Name: Francis Delaney
Title: Managing Director

By: /s/ Victor Padilla
Name: Victor Padilla
Title: Director

JPMORGAN CHASE BANK, N.A., as an
LC Issuing Bank under the EAL Credit Agreement and the ETI Credit Agreement

By: /s/ Eduardo Lopez Peiro
Name: Eduardo Lopez Peiro
Title: Vice President

Global Assignment and Assumption Agreement
Signature Page

MIZUHO BANK, LTD., as an LC Issuing
Bank under the ETI Credit Agreement

By: /s/ Edward Sacks
Name: Edward Sacks
Title: Managing Director

THE BANK OF NOVA SCOTIA as an
LC Issuing Bank under the ETI Credit Agreement and the EML Credit Agreement

By: /s/ David Dewar
Name: David Dewar
Title: Director

Global Assignment and Assumption Agreement
Signature Page

Consented to for each Assigned Interest under each Credit Agreement:

ENTERGY CORPORATION
By: /s/ Barrett E. Green
Name: Barrett E. Green
Title: Vice President and Treasurer

ENTERGY LOUISIANA, LLC
By: /s/ Kevin J. Marino
Name: Kevin J. Marino
Title: Assistant Treasurer

ENTERGY ARKANSAS, LLC
By: /s/ Kevin J. Marino
Name: Kevin J. Marino
Title: Assistant Treasurer

ENTERGY TEXAS, INC.
By: /s/ Kevin J. Marino
Name: Kevin J. Marino
Title: Assistant Treasurer

ENTERGY MISSISSIPPI, LLC
By: /s/ Kevin J. Marino
Name: Kevin J. Marino
Title: Assistant Treasurer

Global Assignment and Assumption Agreement
Signature Page

ANNEX 1
(a)    $3,000,000,000 Fourth Amended and Restated Credit Agreement, dated as of June 11, 2024, among Entergy Corporation, the Lenders party thereto, Citibank, N.A., as Administrative Agent, and the LC Issuing Banks parties thereto;
(b)    $400,000,000 Fourth Amended and Restated Credit Agreement, dated as of June 11, 2024, among Entergy Louisiana, LLC, the Lenders party thereto, Citibank, N.A., as Administrative Agent, and the LC Issuing Banks parties thereto;
(c)    $300,000,000 Fourth Amended and Restated Credit Agreement, dated as of June 11, 2024, among Entergy Arkansas, LLC, the Lenders party thereto, Citibank, N.A., as Administrative Agent, and the LC Issuing Banks parties thereto;
(d)    $300,000,000 Fourth Amended and Restated Credit Agreement, dated as of June 11, 2024, among Entergy Texas, Inc., the Lenders party thereto, Citibank, N.A., as Administrative Agent, and the LC Issuing Banks parties thereto; and
(e)    $300,000,000 First Amended and Restated Credit Agreement, dated as of June 11, 2024, among Entergy Mississippi, LLC, the Lenders party thereto, Citibank, N.A., as Administrative Agent, and the LC Issuing Banks parties thereto.
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the relevant Assigned Interest, (ii) such Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender or a Potential Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Borrower, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by any Borrower, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignees. Each Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under each Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 8.07 of each Credit Agreement (subject to such consents, if any, as may be required thereunder), (iii) from and after the Effective Date, it shall be bound by the provisions of each Credit Agreement as a Lender thereunder and, to the extent of the relevant Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by such Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire such Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of each Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Sections 5.01(c)(i) and 5.01(c)(ii) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase such Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase such Assigned Interest, and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of each Credit Agreement, duly completed and executed by such Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of each Assigned Interest (including payments of principal, interest, fees and other amounts) to each relevant Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor and each Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to each relevant Assignee.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.